UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

GARRETT MOTION INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-38636	82-4873189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland	1180
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

As previously reported, on September 20, 2020 (the “Petition Date”), Garrett Motion Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). Also as previously announced, on April 26, 2021, the Debtors filed an amended Chapter 11 plan of reorganization (the “Plan”) and on April 9, 2021, the Company filed a supplement to the Plan (as amended on April 20, 2021 and April 22, 2021, the “Plan Supplement”) with the Bankruptcy Court.

As previously reported, on April 26, 2021, the Bankruptcy Court entered an order (the “Confirmation Order”) among other things, confirming the Plan. A copy of the Confirmation Order, with a copy of the Plan as confirmed attached thereto, was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on April 27, 2021. On April 30, 2021 (the “Effective Date”) the conditions to effectiveness of the Plan were satisfied or waived and the Company emerged from bankruptcy.

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Garrett Motion Inc. 2021 Long-Term Incentive Plan

On May 25, 2021, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) recommended that the Board approve, and the Board approved and adopted, the Garrett Motion Inc. 2021 Long-Term Incentive Plan (the “Equity Plan”) in order to permit grants of equity-based compensation to eligible employees, directors and consultants of the Company, substantially on the terms approved by the Bankruptcy Court in the Confirmation Order. As the issuance of the Company’s Common Stock pursuant to the Equity Plan was part of the Plan approved by the Bankruptcy Court under the Bankruptcy Code, shareholder approval of such issuance is not required under the Nasdaq corporate governance requirements.

The Equity Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, shares of restricted stock, restricted stock units, performance awards, dividend equivalent rights and other stock-based awards. The Equity Plan provides for grants of up to 31,280,476 shares of the Company’s Common Stock in respect of awards, and limits the aggregate compensation that may be paid to the Company’s non-employee directors in respect of any single fiscal year (including awards under the Equity Plan) to a total of $750,000, excluding any amounts awarded shortly following the Company’s emergence from chapter 11 bankruptcy and any special committee fees. The Committee will administer the Equity Plan, including designating the eligible participants, which will include all of the Company’s named executive officers, as well as which participants will receive awards, the type and amounts of awards granted and the terms of such awards, including the vesting schedule, expiration date and other material features of the awards.

The Equity Plan provides for an adjustment in the number of shares of Common Stock available to be delivered under the Equity Plan, the number of shares subject to awards, and the exercise price of certain awards in the event of a change in the capitalization of the Company, a stock dividend or stock split, a merger or combination of shares or other similar events, as well as for the adjustment or termination of awards upon the occurrence of certain corporate events. Upon a change in control (as defined in the Equity Plan), if awards under the Equity Plan are continued, assumed, replaced, converted or have new rights substituted therefor by the surviving entity, time-based vesting awards shall continue to remain outstanding subject to the same terms and conditions as in effect immediately prior to the change in control, and performance-based vesting awards may be deemed achieved at target levels as of the change in control and remain outstanding subject to time-based service requirements, if any. In addition, if a participant’s employment is terminated as a result of death or disability, by the Company without cause or by the participant for good reason (as defined in the Equity Plan) during the two year period immediately following a change in control, then all outstanding unvested awards held by the participant shall become fully vested and exercisable. If awards under the Equity Plan are not continued, assumed, replaced, converted or substituted upon a change in control, then the Committee has discretion to, among other actions, accelerate the vesting of outstanding awards or cancel such awards and pay the holders cash, shares of Common Stock or other securities or other property.

Also on May 25, 2021, the Committee approved and adopted the Form of Garrett Motion Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement (the “RSU Agreement”), the Form of Garrett Motion Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement 2021 Performance-Based (Stock Price) (the “Stock Price PSU Agreement”) and the Form of Garrett Motion Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement 2021 Performance-Based (EBITDA) (the “EBITDA PSU Agreement”) filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and incorporated by reference herein, pursuant to which the following grants to the Company’s named executive officers (excluding Peter Bracke) were approved by the Committee: Olivier Rabillier (President and Chief Executive Officer): 454,499 restricted stock units (“RSUs”) and 454,499 performance-based restricted stock units (“PSUs”); Sean Deason (Senior Vice President and Chief Financial Officer): 149,506 RSUs and 149,506 PSUs; Craig Balis (Senior Vice President and Chief Technology Officer): 101,425 RSUs and 101,425 PSUs; Jérôme Maironi (Senior Vice President, General Counsel and Corporate Secretary): 107,827 RSUs and 107,827 PSUs; and Thierry Mabru (Senior Vice President, Integrated Supply Chain): 82,154 RSUs and 82,154 PSUs. The RSUs will vest ratably on each of the first five anniversaries of April 30, 2021, subject to continued employment, the PSUs awarded pursuant to the Stock Price PSU Agreement will vest following the January 1, 2022 through December 31, 2023 performance period based on performance and continued service, and the PSUs awarded pursuant to the EBITDA PSU Agreement will vest following the January 1, 2021 through December 31, 2023 performance period based on performance and continued service.

Upon a termination of employment by the Company without cause, a resignation by the named executive officer for good reason, or the named executive officer’s retirement (each as defined in the Equity Plan), the RSU Agreement provides that the number of RSUs that would have otherwise vested on the next-scheduled vesting date immediately following such termination shall become fully vested, subject to the participant’s execution of a release of claims in favor of the Company, and each of the Stock Price PSU Agreement and EBITDA PSU Agreement provides that the participant will remain eligible to vest on the original vesting date based on actual performance in a pro rata portion of the PSUs based on the period of time elapsed during the applicable performance period.

Additionally, the following RSU awards will be granted to the Company’s non-employee directors pursuant to the Form of Garrett Motion Inc. 2021 Long-Term Incentive Plan Non-Employee Director Restricted Stock Unit Award Agreement filed as Exhibit 10.5 and incorporated by reference herein: Daniel Ninivaggi: 9,290 RSUs; Julia Steyn: 9,290 RSUs; Norman D’aun: 9,290 RSUs; Darius Adamczyk: 9,290 RSUs; and Robert Shanks: 9,290 RSUs (the “Non-Employee Director RSUs”). The Non-Employee Director RSUs will vest on the one-year anniversary of the grant date, subject to continuous service. Notwithstanding the foregoing, upon the occurrence of a change in control (as defined in the Equity Plan), the Non-Employee Director RSUs will immediately vest.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Garrett Motion Inc. 2021 Long-Term Incentive Plan, dated as of April 30, 2021.

10.2	Form of Garrett Motion Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement.

10.3	Form of Garrett Motion Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement 2021 Performance-Based (Stock Price)

10.4	Form of Garrett Motion Inc. 2021 Long-Term Incentive Plan Restricted Stock Unit Award Agreement 2021 Performance-Based (EBITDA)

10.5	Form of Garrett Motion Inc. 2021 Long-Term Incentive Plan Non-Employee Director Restricted Stock Unit Award Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2021	Garrett Motion Inc.

	By:	/s/ Jerome Maironi
Jerome Maironi
Senior Vice President, General Counsel and Corporate Secretary